Exhibit 99.1

Candel Therapeutics Announces an Upcoming Presentation at the AACR Annual Meeting Unveiling New Cancer Immunotherapy Candidate

March 5, 2024

NEEDHAM, Mass., Mar. 5, 2024 – Candel Therapeutics, Inc. (Candel or the Company) (Nasdaq: CADL), a clinical stage biopharmaceutical company focused on developing multimodal biological immunotherapies to help patients fight cancer, today announced the Company will present a poster presentation at the American Association for Cancer Research (AACR) Annual Meeting taking place April 5-10, 2024, in San Diego, CA. The presentation will describe the second candidate from the enLIGHTEN™ Discovery Platform, a first-in-class multimodal immunotherapy candidate for induction of tertiary lymphoid structures as a novel therapeutic strategy for solid tumors. This abstract presentation at AACR accelerates the milestone associated with the unveiling of the second enLIGHTEN™ program, which was originally planned for the third quarter of 2024.

Presentation details are as follows:

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Presentation Title: A first-in-class multimodal immunotherapy for induction of tertiary lymphoid structures as a novel therapeutic strategy for solid tumors
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Presenter: Anne R. Diers, PhD, Senior Director, Research, Candel Therapeutics
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Abstract Number: LB263
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Session Date and Time: Tuesday, April 9, 2024; 9:00 AM - 12:30 PM PT
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Session Title: Late-Breaking Research: Experimental and Molecular Therapeutics 3
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Location: San Diego Convention Center

All regular abstracts are available for viewing via AACR’s online itinerary planner, located here.

About the enLIGHTEN™ Discovery Platform

The enLIGHTEN™ Discovery Platform is a systematic, iterative herpes simplex virus (HSV)-based discovery platform leveraging human biology and advanced analytics to create new multimodal biological immunotherapies for solid tumors. The enLIGHTEN™ Discovery Platform has been designed to deconvolute the characteristics of the tumor microenvironment related to clinical outcomes. These discoveries are rapidly translated into optimized multi-gene payloads of tumor modulators that can be delivered to the tumor microenvironment for specific indications, disease stages, and rationally designed therapeutic combinations. In 2022, the Company announced a discovery partnership with the University of Pennsylvania Center for Cellular Immunotherapies to create new viral immunotherapies that could enhance the efficacy of chimeric antigen receptor T cell (CAR-T) therapy in solid tumors. During the Society for Immunotherapy of Cancer (SITC) 2023 Annual Meeting and the 2023 International Oncolytic

Virus Conference, Candel presented encouraging data on the first candidate from this platform, Alpha 201-macro-1, which was designed to interfere with the CD47/SIRP1a pathway, in mouse models of breast cancer and lung cancer.

About Candel Therapeutics

Candel is a clinical stage biopharmaceutical company focused on developing off-the-shelf multimodal biological immunotherapies that elicit an individualized, systemic anti-tumor immune response to help patients fight cancer. Candel has established two clinical stage multimodal biological immunotherapy platforms based on novel, genetically modified adenovirus and herpes simplex virus (HSV) gene constructs, respectively. CAN-2409 is the lead product candidate from the adenovirus platform and is currently in ongoing clinical trials in non-small cell lung cancer (NSCLC) (phase 2), borderline resectable pancreatic cancer (phase 2), and localized, non-metastatic prostate cancer (phase 2 and phase 3). CAN-3110 is the lead product candidate from the HSV platform and is currently in an ongoing investigator-sponsored phase 1 clinical trial in recurrent high-grade glioma (HGG). Finally, Candel’s enLIGHTEN™ Discovery Platform is a systematic, iterative HSV-based discovery platform leveraging human biology and advanced analytics to create new viral immunotherapies for solid tumors.

For more information about Candel, visit: www.candeltx.com

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, express or implied statements regarding the timing and advancement of development programs, including the timing and availability of announcement of the second candidate from the enLIGHTEN™ Discovery Platform. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, those risks and uncertainties related to the timing and advancement of development programs; expectations regarding the therapeutic benefit of the Company’s programs; that final data from our pre-clinical studies and completed clinical trials may differ materially from reported interim data from ongoing studies and trials; the Company’s ability to efficiently discover and develop product candidates; the Company’s ability to obtain and maintain regulatory approval of product candidates; the Company’s ability to maintain its intellectual property; the implementation of the Company’s business model, and strategic plans for the Company’s business and product candidates, and other risks identified in the Company’s SEC filings, including the Company’s most recent Quarterly Report on Form 10-Q filed with the SEC, and subsequent filings with the SEC. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this press release represent the Company’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date.

Media Contact
Aljanae Reynolds
Director
Wheelhouse Life Science Advisors
areynolds@wheelhouselsa.com

Investor Contact
Sylvia Wheeler
Principal
Wheelhouse Life Science Advisors
swheeler@wheelhouselsa.com